EXHIBIT 21.1

                                 SUBSIDIARIES OF
                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                                AT JUNE 30, 2004


                        ENCOMPASS GROUP AFFILIATES, INC.
                              420 Lexington Avenue
                               New York, NY 10170
                                 EIN: 20-1088535
                        State of Incorporation: Delaware

                         HUDSON STREET INVESTMENTS, LLC
                              420 Lexington Avenue
                               New York, NY 10170
                                 EIN: 54-2137152
                        State of Incorporation: Delaware

                                CYBER-TEST, INC.
                                448 Commerce Way
                               Longwood, FL 32750
                                 EIN: 20-1106218
                        State of Incorporation: Delaware

                                SPECTRUCELL, INC.
                              420 Lexington Avenue
                               New York, NY 10170
                                 EIN: 56-2425121
                        State of Incorporation: Delaware

                      ADVANCED GLOBAL COMMUNICATIONS, INC.
                              420 Lexington Avenue
                               New York, NY 10170
                                 EIN: 58-2486173
                         State of Incorporation: Florida

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